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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): October 29, 2002



                              CHENIERE ENERGY, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                      0-9092                       95-4352386
 (State or other jurisdiction    (Commission File Number)    (IRS Employer Identification
       of incorporation)                                                Number)


               333 Clay Street
                 Suite 3400
               Houston, Texas                                      77002
  (Address of principal executive offices)                      (Zip Code)

                                 (713) 659-1361
              (Registrant's telephone number, including area code)



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ITEM 2. Acquisition or Disposition of Assets

ITEM 5. Other Events

     On October 29, 2002, Cheniere Energy, Inc. entered into a Second Extension and Amendment to Contribution Agreement, to be effective as of October 4, 2002 ("Amendment"), amending the Contribution Agreement dated August 26, 2002. The Amendment provides for, among other things: (i) a payment by Freeport LNG Investments, LLC prior to the closing of the Contribution Agreement to pay or reimburse Cheniere for certain costs and expenses related to the Freeport LNG terminal; (ii) the transition of certain employees of Cheniere to Freeport LNG Development, L.P. ("Partnership"); and (iii) an option to Freeport LNG Investments, LLC to extend the closing for up to 60 days under certain conditions. In the event Freeport LNG Investments, LLC contributes to, or pays certain expenses of the Partnership or Cheniere, such payments will either (i) be a contribution to the Partnership in the event the Contribution Agreement is consummated or (ii) be repaid by Cheniere in the event the closing fails to occur for any reason. Cheniere has agreed to pledge its stock of Gryphon Exploration Company to Freeport LNG Investments, LLC as security for its obligations to repay such amounts. The Amendment is attached hereto as an exhibit and is incorporated herein in its entirety.

ITEM 7. Financial Statements and Exhibits.

     (c)  Exhibits.

          Exhibit 1 Second Extension and Amendment to Contribution Agreement, effective as of October 4, 2002, by and among Freeport LNG Investments, LLC, Freeport LNG-GP, Inc., Cheniere Energy, Inc., Cheniere LNG, Inc. and Freeport LNG Terminal, LLC.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      CHENIERE ENERGY, INC.


     Date: November 5, 2002           By:      /s/  Don A. Turkleson
                                         -----------------------------------
                                      Name:    Don A. Turkleson
                                      Title:   Chief Financial Officer